UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 27, 2007

Date of Earliest Event Reported:  March 21, 2007

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

250 Parkway Drive, Suite 270	60069
Lincolnshire, Illinois	(U.S. Zip Code)

Krokamp 35
24539 Neumünster, Germany
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On March 21, 2007, Sauer-Danfoss Holding ApS (“SD Holding”), a Danish subsidiary of Sauer-Danfoss Inc. (the “Company”), a Delaware corporation, entered into an Agreement for Sale and Assignment of Shares (the “Agreement”) with Aurelius Industriekapital GmbH (“Aurelius”), a German limited liability company.  Pursuant to the Agreement, SD Holding has agreed to sell to Aurelius all of the outstanding capital interests in Sauer-Danfoss (Berching) GmbH (“Berching”), a German limited liability company that is wholly owned by SD Holding.  The divestiture of the Company’s Berching operation, which manufactures DC motors and drive systems, is in furtherance of the Company’s announced intention to dispose of certain non-strategic product lines.  Berching’s sales in 2006 were approximately $44 million, or about 2.5% of the Company’s 2006 worldwide revenue.

Closing of the Agreement is scheduled to occur on March 30, 2007, subject to the fulfillment of conditions set forth in the Agreement.  The Agreement contains representations, warranties, and indemnities by SD Holding that are customary for a transaction of this type.

Other than in respect of the Agreement, Aurelius does not have any material relationship to SD Holding or the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: March 27, 2007
	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer